EXHIBIT 4.1

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Amendment No. 5 to Credit Agreement, dated as of November 11, 2011, (this "Amendment"), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of July 3, 2006 (as modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.

The Borrower is seeking the flexibility to negotiate, either directly or indirectly, with certain holders of Convertible Senior Notes to extend the initial repurchase date with respect to certain of the Convertible Senior Notes and to make certain other modifications in connection with such extension, and in connection therewith, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain technical amendments to the Credit Agreement.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Convertible Notes Indenture" in its entirety with the following:

"Convertible Notes Indenture" means (a) the indenture dated as of March 30, 2005, between the Borrower and JPMorgan Chase Bank, National Association, as Trustee (the "Initial Indenture"), and (b) any other indenture constituting a refinancing, in whole or in part, of Indebtedness under the Initial Indenture in accordance with the terms of this Agreement, including any refinancing of any such refinancing Indebtedness.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Convertible Senior Notes" in its entirety with the following:

"Convertible Senior Notes" means (a) 3.25% Convertible Senior Notes due 2025 of the Borrower issued pursuant to the indenture dated as of March 30, 2005, between the Borrower and JPMorgan Chase Bank, National Association, as Trustee, and (b) any other convertible senior notes issued pursuant to a Convertible Notes Indenture.

Section 3. Representations and Warranties.  The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Section 3(c), the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements, Reserve Report, or Interim Engineer's Certificate, as applicable, furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement or clause (f) of Section 6.02 of the Credit Agreement, as applicable; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.

Section 4. Effect on Credit Documents.  Except as heretofore amended and in effect and amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  Each party hereto acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement, as amended hereby.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

Section 5. Effectiveness.  This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein as of the date first set forth above, when the Administrative Agent (or its counsel) shall have received counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby.

Section 6. Reaffirmation of Guaranty.  By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically, including by telecopier and portable digital format (.PDF).

Section 9. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature page follows]

EXECUTED as of the first date above written.

BORROWER

HELIX ENERGY SOLUTIONS GROUP, INC.

By:   /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Senior Vice President – Finance and Chief Accounting Officer

GUARANTORS

CAESAR HOLDING CO LLC, a Delaware limited liability company
NEPTUNE VESSEL HOLDINGS LLC, a Delaware limited liability company
VULCAN MARINE TECHNOLOGY LLC, a Delaware limited liability company

By: /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Assistant Treasurer

CANYON OFFSHORE, INC., a Texas corporation
CANYON OFFSHORE INTERNATIONAL CORP., a Texas corporation
HELIX OFFSHORE INTERNATIONAL, INC., a Texas corporation

By:  /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Chief Accounting Officer and Controller

Signature Page to Amendment No. 5 to Credit Agreement

ENERGY RESOURCE TECHNOLOGY GOM, INC., a Delaware corporation

By:      /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Vice President, Chief Accounting Officer and Controller

HELIX INGLESIDE LLC, a Delaware limited liability company

By:   /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Assistant Treasurer

HELIX SUBSEA CONSTRUCTION, INC., a Delaware corporation

By:   /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Vice President – Finance and Chief Accounting Officer

HELIX VESSEL HOLDINGS LLC, a Delaware limited liability company

By:    /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Assistant Treasurer

HELIX WELL OPS INC., a Texas corporation

By:  /s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Vice President and Controller

Signature Page to Amendment No. 5 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:     /s/ DeWayne D. Rosse
Name:     DeWayne D. Rosse
Title:      Agency Management Officer

Signature Page to Amendment No. 5 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:       /s/ David A. Batson
Name:      David A. Batson
Title:      SVP

Signature Page to Amendment No. 5 to Credit Agreement

WELLS FARGO BANK, N.A.

By:     /s/ Robert Corder
Name:     Rober Corder
Title:        Director

Signature Page to Amendment No. 5 to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION.

By:     /s/ Scott Collins
Name:    Scott Collins
Title:        SVP

Signature Page to Amendment No. 5 to Credit Agreement

NATIXIS

By:     /s/ Carlos Quinteros
Name:     Carlos Quinteros
Title:       Managing Director

By:     /s/ Louis P. Laville, III
Name:    Louis P. Laville, III
Title:       Managing Director

Signature Page to Amendment No. 5 to Credit Agreement

CAPITAL ONE, N.A.

By:     /s/ Don Backer
Name:    Don Backer
Title:        SVP

Signature Page to Amendment No. 5 to Credit Agreement

ING CAPITAL LLC

By:     /s/ Subha Pasumarti
Name:    Subha Pasumarti
Title:        Director

Signature Page to Amendment No. 5 to Credit Agreement

CREDIT SUISSE AG, CAYMEN ISLANDS BRANCH

By:     /s/ Mikhail Faybusovich
Name:     Mikhail Faybusovich
Title:          Director

By:     /s/ Vipul Dhadda
Name:    Vipul Dhadda
Title:       Associate

Signature Page to Amendment No. 5 to Credit Agreement

WHITNEY BANK

By:     /s/ Harry G. Stahel
Name:    Harry G. Stahel
Title:       Senior Vice President

Signature Page to Amendment No. 5 to Credit Agreement

RB INTERNATIONAL FINANCE (USA) LLC

By:     /s/ Shirley Rich
Name:     Shirley Rich
Title:       Vice President

By:     /s/ John A. Valiska
Name:    John A. Valiska
Title:      First Vice President

Signature Page to Amendment No. 5 to Credit Agreement

COMERICA BANK

By:     /s/ Paul J. Edmonds
Name:    Paul J. Edmonds
Title:       Senior Vice President

Signature Page to Amendment No. 5 to Credit Agreement

Nordea Bank Finland Plc/London Branch

By:     /s/ Martin Kahm
Name:    Martin Kahm
Title:      Head of Offshore & Oil Services / London

By:     /s/ Sandra Pavic-Watkinson
Name:    Sandra Pavic-Watkinson
Title:      Relationship Manager

Signature Page to Amendment No. 5 to Credit Agreement

IBERIABANK

By:     /s/ Christopher Dvorachek
Name:    Christopher Dvorachek
Title:       Senior Vice President

Signature Page to Amendment No. 5 to Credit Agreement

RAYMOND JAMES BANK, FSB

By:     /s/ Scott G. Axelrod
Name:    Scott G. Axelrod
Title:        Vice President

Signature Page to Amendment No. 5 to Credit Agreement

COMPASS BANK

By:
Name:
Title:

Signature Page to Amendment No. 5 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 5 to Credit Agreement

Signature Page to Amendment No. 5 to Credit Agreement